UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MEDLEY CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 17, 2019 (April 15, 2019)

Medley Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00818	27-4576073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 759-0777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2019, Medley Capital Corporation (“MCC”) entered into a binding term sheet (the “Settlement Term Sheet”) by and among MCC, Brook Taube, Seth Taube, Jeff Tonkel, Mark Lerdal, Karin Hirtler-Garvey, John E. Mack, Arthur S. Ainsberg, MCC Advisors LLC, Medley LLC and Medley Group LLC (the “Medley Parties”), on the one hand, and FrontFour Capital Group LLC (“FFCG”), FrontFour Master Fund, Ltd. (“FFMF,” together with FFCG, “FrontFour”), on behalf of themselves and a class of similarly situated stockholders of MCC, on the other hand, in connection with the action styled In re Medley Capital Corporation Stockholder Litigation, C.A. No. 2019-0100-KSJM (the “Class Action”).

The Settlement Term Sheet provides that MCC will seek to obtain the agreement and/or consent of Sierra Income Corporation (“Sierra”) to effect certain amendments to (i) the Agreement and Plan of Merger between MCC and Sierra, dated as of August 9, 2018 (the “MCC Merger Agreement”), and (ii) the Agreement and Plan of Merger, dated as of August 9, 2018, by and among Medley Management Inc. (“MDLY”), Sierra, and Sierra Management, Inc. (the “MDLY Merger Agreement,” together with the MCC Merger Agreement, the “Merger Agreements”). If the foregoing amendments are entered into they will, among other matters (as described in further detail in the Settlement Term Sheet): (a) extend the Outside Date (as defined in the Merger Agreements) to October 31, 2019; (b) permit MCC’s special committee of independent directors (the “MCC Special Committee”) to undertake a sixty day “go shop” process to solicit superior transactions to the proposed merger of MCC with and into Sierra (the “MCC Merger”) and (c) if the MCC Merger is consummated, create a settlement fund, consisting of $17 million in cash and $30 million of Sierra stock, with the number of shares of Sierra stock to be calculated using the pro forma NAV reported in the future proxy supplement describing the amendments to the MCC Merger Agreement, which will be distributed to eligible members of the Class (as defined in the Settlement Term Sheet). In connection with the Settlement Term Sheet, MDLY has executed an acknowledgement and agreement to take certain actions, including consenting to certain amendments to the MCC Merger Agreement and agreeing to certain amendments to the MDLY Merger Agreement, in furtherance of the transactions contemplated thereby.

As described in Item 5.02 below, upon execution of the Settlement Term Sheet, David A. Lorber and Lowell W. Robinson were appointed to the board of directors of MCC (the “Board”). In addition, the Settlement Term Sheet provides that MCC and FrontFour will enter into a Governance Agreement pursuant to which, among other matters, FrontFour will be subject to customary standstill restrictions and be required to vote in favor of the MCC Merger at a meeting of stockholders to approve the MCC Merger Agreement and the directors nominated by the Board for election at MCC’s 2019 annual meeting of stockholders.

Under the Settlement Term Sheet, the parties have agreed to cooperate to reduce the agreements reflected therein to a definitive stipulation of settlement (the “Settlement Stipulation”) on or before April 30, 2019, and to obtain approval of the Court of Chancery of the State of Delaware (the “Court”) as soon as reasonably practicable thereafter. The Settlement Stipulation will provide for mutual releases between and among FrontFour and the Class, on the one hand, and the Medley Parties, on the other hand, of all claims that were or could have been asserted in the Class Action. The Medley Parties will also release all claims arising out of or relating to the prosecution and settlement of the Class Action and all claims that were or could have been asserted (other than claims against NexPoint Advisors, L.P. and its affiliates) in the litigation pending in the United States District Court for the Southern District of New York (the “Federal Action”), and FrontFour and the Class will release all claims arising out of or relating to the prosecution and settlement of the Federal Action.

Under the Settlement Term Sheet, MCC and FrontFour have also undertaken to work together in good faith to agree to supplemental disclosures relating to the transactions contemplated by the Merger Agreements consistent with the Memorandum Opinion issued by the Court on March 11, 2019, in connection with the Class Action.

If the contemplated amendments to the Merger Agreements have not been entered into by May 15, 2019, the Settlement Term Sheet may be terminated by MCC or FrontFour.

The contemplated amendments to the Merger Agreements require the agreement of Sierra and there can be no assurance that such agreement will be obtained or that agreements on the amendments to the Merger Agreements will be reached.

A copy of the Settlement Term Sheet is attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Settlement Term Sheet is qualified in its entirety by reference to such exhibit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, in connection with the execution of the Settlement Term Sheet, the Board appointed David A. Lorber and Lowell W. Robinson to the Board to fill the vacancies on the Board created by the resignations of Mark Lerdal and John E. Mack, respectively. There are no current or proposed transactions between MCC and either Messrs. Lorber or Robinson or their immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Mr. Lorber will serve as a Class I director of the Board for a term expiring at MCC’s 2021 annual meeting of stockholders. Mr. Robinson will serve as a Class III director of the Board for a term expiring at MCC’s 2020 annual meeting of stockholders.

In addition, the Board added Messrs. Lorber and Robinson to the MCC Special Committee, with Mr. Lorber serving as Chair of such committee. Mr. Lorber will also serve as a member of the nominating and corporate governance committee and the compensation committee of the Board, and Mr. Robinson will serve as a member of the audit committee of the Board.

As a result of the foregoing, MCC regained compliance with (1) the requirement that listed companies have a majority of independent directors as set forth in Section 303A.01 of the NYSE Listing Company Manual and (2) the requirement that the audit committee of a listed company to have a minimum of three members as set forth in Section 303A.07 of the NYSE Listing Company Manual.

Item 8.01 Other Events.

A copy of the press release issued by MCC on April 16, 2019, relating to the matters described in Items 1.01 and 5.02 of this Current Report on Form 8-K is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Term Sheet, dated April 15, 2019
99.1	Press Release, dated April 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY CAPITAL CORPORATION

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto
Title:	Chief Financial Officer and Secretary

Date: April 17, 2019

Exhibit 10.1

SETTLEMENT TERM SHEET

1.	Introduction

a)	This binding term sheet (“Term Sheet”), dated as of April 15, 2019, is entered into by the parties that are signatories hereto in connection with the consolidated action styled In re Medley Capital Corporation Stockholder Litigation, C.A. No. 2019-0100-KSJM (the “Class Action”).

b)	This Term Sheet memorializes an agreement-in-principle between FrontFour Capital Group LLC (“FFCG”) and FrontFour Master Fund, Ltd. (“FFMF,” together with FFCG, “FrontFour” or “Plaintiffs”), on behalf of themselves and a class of similarly situated stockholders of Medley Capital Corporation (“MCC” or the “Company”), on the one hand, and Brook Taube, Seth Taube and Jeff Tonkel (the “Management Individual Defendants”), Mark Lerdal, Karin Hirtler-Garvey, John E. Mack and Arthur S. Ainsberg (the “MCC Special Committee Defendants” and, together with the Management Individual Defendants, the “MCC Board Defendants”), and MCC, MCC Advisors LLC (“MCC Advisors”), Medley LLC and Medley Group LLC (“Medley Group” and with the MCC Board Defendants, MCC, MCC Advisors and Medley LLC, the “Defendants”), on the other hand. Medley Management, Inc. (“MDLY”) has concurrently entered into a Rider to this Term Sheet, attached hereto as Exhibit A.

c)	The parties agree to cooperate and use their best efforts to reduce this agreement-in-principle to a definitive stipulation of settlement (the “Settlement Stipulation”) on or before April 30, 2019, and to obtain approval of the Court of Chancery as soon as reasonably practicable thereafter.

d)	The parties shall provide this Term Sheet to the Special Committee and Board of Directors of Sierra Income Corporation (“SIC”). The parties recognize that SIC’s participation and agreement will be necessary in order to enter into any amendment of the MCC Merger Agreement (as defined below) and the MDLY Merger Agreement (as defined below) in connection with the Settlement Stipulation as well as certain other post-closing arrangements or agreements contemplated hereby (including Section 4 hereof). MCC agrees to use reasonable efforts to procure such participation by SIC (it being understood and acknowledged by the parties that SIC’s consent, which it may provide in its sole discretion, will be required to implement or effect certain of the terms contemplated by this Term Sheet including, but not limited to, the amendments to the MCC Merger Agreement and the MDLY Merger Agreement contemplated by Section 2 and certain components of the Governance Agreement contemplated by Section 4).

2.	Curative Sale Process

a.	Actions Requiring Merger Agreement Amendments

i.	Market Check. As soon as reasonably practicable after the execution of this Term Sheet, MCC shall:

1.	Use reasonable efforts to obtain, on or prior to April 19, 2019, SIC’s agreement and MDLY’s consent to amend the Agreement and Plan of Merger between MCC and SIC dated as of August 9, 2018 (the “MCC Merger Agreement”) to delete (or appropriately amend, waive or modify to the extent practicable) Section 7.10 and modify Article 9 thereof to permit the MCC Special Committee to terminate the MCC Merger Agreement if the MCC Special Committee concludes in its sole and absolute discretion that MCC should pursue a strategic alternative that the MCC Special Committee concludes in its sole and absolute discretion is superior to the transaction contemplated by the MCC Merger Agreement. The termination of the MCC Merger Agreement during the Go-Shop Period (defined below) shall not trigger a termination fee or any other payment.

2.	empower and direct the MCC Special Committee to retain at MCC’s expense an independent investment bank of its choosing (the “Go-Shop Banker”) to solicit strategic alternatives for MCC upon either the amendment or waiver of the MCC Merger Agreement as contemplated by Section 1(a)(i) above, or the termination of the MCC Merger Agreement.

3.	empower and direct the MCC Special Committee and its advisors to conduct a “Go-Shop” process whereby they will, upon either the amendment or waiver of the MCC Merger Agreement as contemplated by Section 1(a)(i) above, or termination of the MCC Merger Agreement, solicit the making, submission and announcement of, and encourage, facilitate and assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an alternative proposal; subject to the entry into, and in accordance with, a confidentiality agreement, the MCC Special Committee, in its discretion, may furnish to any person (and its representatives and financing sources subject to the terms and obligations of such confidentiality agreement applicable to such person) any non-public information relating to MCC or afford to any such person (and such representatives and financing sources) access to the business, properties, assets, books, records and other non-public information, and to any personnel, of MCC, in any such case with the intent to induce the making, submission and announcement of, and to encourage, facilitate and assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an alternative proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an alternative proposal. The Go-Shop process shall begin upon the retention of the Go-Shop Banker and shall conclude no sooner than sixty-days thereafter (the “Go-Shop Period”). Traditional fiduciary out language will be added to the MCC Merger Agreement to address the time period after the Go-Shop has concluded.

4.	Neither the members of the MCC Special Committee nor their advisors shall disclose the identity of the participants in the Go-Shop process or the nature or amount of any proposals submitted by those participants to the other MCC directors or anyone else until the MCC Special Committee has reached a final decision on the results of the Go-Shop and presents its findings to the full MCC Board of Directors (the “MCC Board”), unless the MCC Special Committee determines in its discretion that (A) disclosing such information prior to that time is consistent with its members’ fiduciary duties, or (B) disclosing such information to the management of MCC and MCC’s advisors is reasonably necessary or advisable in order to conduct the Go-Shop process in an effective, orderly and timely manner (including, but not limited to, the due diligence process to be conducted by participants).

ii.	Extension of the Outside Date. As soon as practicable after the execution of this Term Sheet, MCC shall use reasonable efforts to obtain, respectively, SIC’s agreement and MDLY’s consent to amend (or otherwise to waive or extend the time for the performance of the applicable provisions of) both the MCC Merger Agreement and the Agreement and Plan of Merger between MDLY and SIC dated as of August 9, 2018 (the “MDLY Merger Agreement”) to extend the Outside Date in each agreement until October 31, 2019.

iii.	Consideration Adjustments. MCC shall use reasonable efforts to cause SIC to agree to amend the payment mechanics in the MDLY Merger Agreement and MCC Merger Agreement contemplated above to provide that if the transaction contemplated by the MCC Merger Agreement closes on its revised terms, the Settlement Amount (defined below) will be paid to an escrow account which shall be distributed to eligible members of the Class (defined below) in accordance with the Settlement Stipulation described below. Defendants shall agree to such adjustments to the payment mechanics, but shall not be obligated to agree to any other adjustments or payments.

b.	Other Actions.

i.	Corrective disclosures. As soon as reasonably practicable after the execution of this Term Sheet, Defendants and Plaintiffs shall work in good faith to agree upon supplemental disclosures that MCC shall disseminate to satisfy the Court’s March 11, 2019 memorandum opinion and which will also clarify that the echo voting will be calculated without regard to broker non-votes and abstentions.

ii.	Waiver of Standstills. As soon as reasonably practicable after the execution of this Term Sheet, Defendants shall take reasonable efforts to obtain the waiver of and/or release of any potential counterparty of MCC from any applicable standstill or other agreements that would in any way inhibit or restrict the potential counterparty’s participation in MCC’s exploration of strategic alternatives.

3.	Settlement Provisions

a.	Stay of Class Action. Upon the execution of this Term Sheet, the parties shall submit a stipulation and proposed order staying the Class Action, except for steps necessary to implement the settlement contemplated by this Term Sheet.

b.	SDNY Litigation. Upon the execution of this Term Sheet, Defendants shall take all steps necessary to dismiss the litigation pending in the United States District Court for the Southern District of New York (the “Federal Action”) without prejudice.

c.	Class Definition. The Settlement Stipulation shall provide for the certification of a “Class” consisting of all record and beneficial owners of MCC common stock at any time between and including August 9, 2018 and the later of (x) the closing of the transaction contemplated by the revised MCC Merger Agreement or any alternative transaction and (y) the termination of the revised MCC Merger Agreement (the “Class Period”), together with their successors and assigns, but excluding the named defendants in the Class Action, and any person, firm, trust, corporation or other entity related to or affiliated with any of the named defendants in the Class Action. In the event the Court of Chancery declines to permit the Class Period contemplated above, the parties shall redefine the Class Period so that it covers a period acceptable to the Court; provided, that, the parties shall not be obligated to agree to a settlement where the close of the class period defined by the Court is a date earlier than the date that MCC files with the SEC a Report on Form 8-K disclosing that the parties have entered into this Term Sheet.

d.	Releases. The Settlement Stipulation shall provide for a mutual release between and among Plaintiffs and the Class, on the one hand, and the Defendants and MDLY on the other, of all claims that were or could have been asserted in the Class Action, including, without limitation, all claims arising out of or relating to (i) the transactions contemplated by the MCC Merger Agreement and/or the revised MCC Merger Agreement (including any actions, deliberations and negotiations relating thereto); (ii) the MDLY Merger Agreement (including any actions, deliberations and negotiations relating thereto); (iii) the disclosures regarding those transactions; (iv) the fiduciary duties or obligations of the Defendants and MDLY in connection with the review of strategic alternatives available to MCC; (v) the vote or any adjournment of the vote of MCC stockholders on the transaction contemplated by the MCC Merger Agreement; and (vi) proxy solicitation efforts in connection with the votes of the MCC stockholders on the transaction contemplated by the MCC Merger Agreement. Defendants and MDLY shall also release all claims arising out of or relating to the prosecution and settlement of the Class Action and all claims that were or could have been asserted in the Federal Action (other than claims against NextPoint), and Plaintiffs and the Class shall release all claims arising out of or relating to the prosecution and settlement of the Federal Action.

e.	Notice of Settlement. The Settlement Stipulation shall provide for the dissemination of notice of the settlement to the Class (the “Notice of Settlement”). MCC shall initially pay the costs of the disseminating the notice of settlement, but it shall be reimbursed out of the Settlement Fund if one is created as described below.

f.	Settlement Amount. The Settlement Stipulation shall provide that, if the transaction contemplated by the revised MCC Merger Agreement closes, then immediately after the closing, defendants in the FrontFour Action shall cause the contribution of $17 million in cash and $30,000,000 of SIC stock, the number of shares of which is to be calculated using the pro forma NAV reported in the future proxy supplement describing the amendments to the MCC Merger Agreement (the “Settlement Amount”), [1] to a settlement fund (the “Settlement Fund”), which shall be distributed to eligible members of the Class as described below. For the avoidance of doubt, in no event shall MDLY be responsible for the payment of any portion of the Settlement Amount.

g.	Waterfall. The Settlement Fund shall be distributed to members of the Class who held stock as of the closing of the transactions contemplated by the revised MCC Merger Agreement, after deductions sufficient to cover expenses necessary to (i) reimburse MCC for the costs of disseminating the Notice of Settlement, and (ii) cover the costs of administrating the Settlement Fund.

h.	Attorneys’ Fees/Expenses. MCC or its successor shall pay any attorneys’ fees and expenses awarded by the Court to Plaintiffs’ Counsel. Attorneys’ fees and expenses shall not be paid out of or otherwise deducted from the Settlement Fund.

4.	Cooperation/Governance Agreements.

a.	Immediately upon execution of this Term Sheet, MCC and the MCC Board shall take all steps necessary to:

i.	Add David Lorber and Lowell Robinson to the MCC Board, each of David Lorber and Lowell Robinson having submitted to interviews with the Nominating and Corporate Governance Committee of MCC beforehand and provided to the Company all such information (including a completed nominee director questionnaire) as may be reasonably required in connection with assessing their respective eligibility, independence or other similar criteria pursuant to applicable law and securities and stock exchange regulations. Lowell Robinson shall be added to the class of directors up for election in 2020. David Lorber shall be added to the class of directors up for election in 2021. David Lorber and Lowell Robinson shall be entitled to the same advancement and indemnification rights and insurance coverage as the other members of the MCC Board.

ii.	Reconstitute the MCC Special Committee so that it consists of David Lorber (Chair), Arthur Ainsberg, Karin Hirtler-Garvey and Lowell Robinson.

iii.	Reconstitute the MCC Nominating and Corporate Governance Committee so that it consists of David Lorber, Arthur Ainsberg (Chair), Karin Hirtler-Garvey; reconstitute the Compensation Committee so that it consists of David Lorber, Arthur Ainsberg, Karin Hirtler-Garvey (Chair); and reconstitute the Audit Committee so that it consists of Lowell Robinson, Arthur Ainsberg and Karin Hirtler-Garvey (Chair).

iv.	Fix the size of the MCC Board at seven.

1 For example, if calculated as of the date of this Term Sheet using the NAV of SIC as of December 31, 2018, which was $6.72 per share, as the pro forma NAV, $30,000,000 translates to 4,464,286 shares.

b.	The parties shall, as soon as reasonably practicable following the execution of this Term Sheet, enter into a Governance Agreement that provides that:

i.	FrontFour shall have customary replacement rights with respect to the MCC Board seats held by David Lorber and Lowell Robinson through the end of the Standstill Period (defined below). In the event that the transactions contemplated by the revised MCC Merger Agreement are consummated, MCC shall present to SIC its proposal of the two independent directors recommended by the MCC Special Committee to join the Combined Company Board, one of whom shall be Lowell Robinson.

ii.	The Governance Agreement shall include a representation that FrontFour is the beneficial owner of 1,674,962.329 shares of MCC common stock and a covenant by FrontFour to retain beneficial ownership of such shares, including the sole authority to vote such shares, through the date of the stockholder meeting to approve the MCC Merger Agreement (including any adjournments or postponements thereof). At any stockholder meeting to approve the MCC Merger Agreement FrontFour shall vote in favor of the transactions contemplated by the revised MCC Merger Agreement. FrontFour shall also vote at any stockholder meeting of the Combined Company or MCC (as applicable) during the Standstill Period (i) in favor of the election of MCC’s or the Combined Company’s nominees to the MCC Board or the Combined Company Board (as the case may be), and (ii) against any nominees for director not recommended by the MCC Board or the Combined Company Board (as the case may be). With respect to any other stockholder proposals or other business presented at any stockholder meeting of the Combined Company or MCC (as applicable) during the Standstill Period, FrontFour shall vote either (A) in accordance with the MCC Board’s or the Combined Company Board’s (as the case may be) recommendation or (B) in accordance with the recommendation of ISS (other than proposals in connection with or that are inconsistent with its support of the revised MCC Merger Agreement), provided, however, that FrontFour shall be permitted to vote in its sole discretion with respect to any publicly announced proposals (other than proposals in connection with or that are inconsistent with its support of the revised MCC Merger Agreement) for a merger, acquisition, disposition of all or substantially all of the assets of MCC or the Combined Company (as applicable) or other business combination or extraordinary transaction for MCC or the Combined Company (as applicable) requiring a vote of stockholders of MCC or the Combined Company (as applicable).

iii.	FrontFour shall agree to customary standstill provisions that shall extend from the execution of the Governance Agreement through (1) with respect to MCC, until the closing of the transactions contemplated by the revised MCC Merger Agreement or, in the event that the MCC Merger Agreement is terminated, until the earlier of (A) January 1, 2020, and (B) thirty (30) days prior to the deadline (the “MCC Deadline”) for stockholders to submit director nominations not for inclusion in MCC’s proxy statement in connection with MCC’s 2020 annual meeting of stockholders and (2) with respect to SIC, as the surviving company solely in the event that the transactions contemplated by the revised MCC Merger Agreement are consummated (the “Combined Company”), until the earlier of (A) January 1, 2020, and (B) thirty (30) days prior to the deadline (the “Combined Company Deadline”) for stockholders to submit director nominations not for inclusion in the Combined Company’s proxy statement in connection with the Combined Company’s 2020 annual meeting of stockholders (the “Standstill Period”). MCC will provide FrontFour with advance written notice of the MCC Deadline at least forty-five (45) days prior to the MCC Deadline. In the event that the transactions contemplated by the revised MCC Merger Agreement are consummated, the Combined Company will provide FrontFour with advance written notice of the Combined Company Deadline at least forty-five (45) days prior to the Combined Company Deadline.

iv.	MCC and FrontFour shall issue a mutually agreeable press release supportive of the revised MCC Merger Agreement and the transactions contemplated thereby.

v.	Following execution of a revised MCC Merger Agreement, unless the MCC Special Committee elects to terminate the MCC Merger Agreement following the Go-Shop as contemplated in Section 1(a) above, FrontFour, by and through David Lorber, shall support MCC’s efforts with respect to obtaining the SEC exemptive relief contemplated by Section 5, the support of proxy advisory firms for the transaction contemplated by the revised MCC Merger Agreement and any other reasonably requested advocacy for such transaction.

c.	Upon the execution of this Term Sheet, FrontFour shall immediately withdraw their candidates nominated for election at MCC’s 2019 annual stockholder meeting.

5.	SEC Approval

The parties shall submit this Term Sheet and all documents executed in connection with settlement of the Class Action, including but not limited to the Settlement Stipulation, to the SEC and shall exercise reasonable efforts to secure SEC exemptive relief sufficient to permit the implementation of the settlement and the closing of the transactions contemplated by the revised MCC Merger Agreement and the MDLY Merger Agreement.

6.	Miscellaneous Provisions

a.	This Term Sheet constitutes the entire agreement among the parties with respect to the settlement contemplated hereby, supersedes all written or oral communications, agreements or understandings that may have existed regarding the settlement prior to the execution of this Term Sheet, and may be waived, modified or amended only by a writing signed by all the parties. This Term Sheet contains the substantive terms of the settlement. The parties agree to negotiate and document the settlement in good faith. Notwithstanding anything to the contrary in this Term Sheet, nothing contained herein shall obligate any party to agree to any other modifications, amendments, waivers, or revisions to the terms of the MCC Merger Agreement or MDLY Merger Agreement except as expressly set forth herein, and the failure of the Defendants to reach agreement with each other or SIC on a revised MCC Merger Agreement and/or a revised MDLY Merger Agreement shall not constitute a breach of this Term Sheet. FrontFour further covenants not to commence litigation or otherwise assert any claim against any Defendant based on the inability of the parties to agree on a revised MCC Merger Agreement and/or a revised MDLY Merger Agreement, other than due to a failure of any Defendant to exercise the reasonable efforts set forth herein. The parties further acknowledge that, subject to the provisions and limitations set forth herein (including in Section 1) and the express understanding of the parties that SIC’s participation, cooperation and agreement (which it may withhold in its sole discretion) shall ultimately be required for any amendment of the MCC Merger Agreement and the MDLY Merger Agreement and to effect all other applicable provisions hereof that contemplate the participation, cooperation and agreement by SIC this Term Sheet is binding.

b.	In the event that the amendments to MDLY Merger Agreement and MCC Merger Agreement contemplated herein have not been entered into on or prior to May 15, 2019, each party hereto may elect, in writing, to terminate this Term Sheet. Following such termination, this Term Sheet shall forthwith be of no further force and effect except that the provisions of Section 4 (Cooperation/Governance Agreements) and Section 6 (Miscellaneous Provisions) shall survive any such termination.

c.	This Term Sheet shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to conflict of laws principles. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding to enforce this Term Sheet, (ii) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iv) agrees not to bring any action or proceeding to enforce this Term Sheet in any other court, and (v) expressly waives, and agrees not to plead or to make any claim that any such action or proceeding is subject (in whole or in part) to a jury trial. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph c.

d.	This Term Sheet may be executed in counterparts and, as executed shall constitute one agreement binding on all of the parties hereto notwithstanding that all said parties are not signatory to the original or same counterpart. An electronic document, pdf, facsimile, telecopy or other reproduction of this Term Sheet may be executed by the parties and shall be considered valid, binding and effective for all purposes.

[Signature Pages Follow]

By:	/s/ Brook Taube
Brook Taube

By:	/s/ Seth Taube
Seth Taube

By:	/s/ Jeff Tonkel
Jeff Tonkel

By:	/s/ Mark Lerdal
Mark Lerdal

By:	/s/ Karin Hirtler-Garvey
Karin Hirtler-Garvey

By:	/s/ John E. Mack
John E. Mack

By:	/s/ Arthur S. Ainsberg
Arthur S. Ainsberg

MEDLEY CAPITAL CORPORATION,
a Delaware corporation

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Chief Executive Officer

MCC ADVISORS LLC,
a Delaware limited liability company

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer

MEDLEY LLC,
a Delaware limited liability company

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Co-Chief Executive Officer

MEDLEY GROUP LLC,
a Delaware limited liability company

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Chief Executive Officer

FrontFour Master Fund, Ltd.

By:	FrontFour Capital Group LLC
as Investment Manager

By:	/s/ David Lorber
Name:	David Lorber
Title:	Managing Member

FrontFour Capital Group LLC

By:	/s/ David Lorber
Name:	David Lorber
Title:	Managing Member

Exhibit A

MDLY Acknowledgement and Agreement

Medley Management, Inc. (“MDLY”) acknowledges that the Settlement Term Sheet, dated as of April 15, by and between the Plaintiffs and Defendants (the “Settlement Term Sheet”), contemplates certain amendments to the MDLY Merger Agreement and the MCC Merger Agreement and certain other actions to be undertaken by the parties thereto. Capitalized terms not defined herein used in this Exhibit A shall have the meanings set forth in the Settlement Term Sheet.

In exchange and consideration for the release of MDLY by the Plaintiffs and the Class in the Settlement Agreement, which will be in the form set forth in Section 3(d) of the Settlement Term Sheet, MDLY hereby covenants and agrees to the following actions and undertakings:

●	To participate and cooperate in the discussions and efforts of Defendants to amend the MDLY Merger Agreement and the MCC Merger Agreement as contemplated in Section 2(a) of the Settlement Term Sheet.

●	To consent to the amendments to the MCC Merger Agreement contemplated by Section 2(a)(i) of the Settlement Term Sheet, if and when presented to MDLY by SIC and MCC.

●	To agree to the amendments to the MDLY Merger Agreement and, if and when presented to MDLY by SIC and MCC, consent to the MCC Merger Agreement amendments contemplated by Sections 2(a)(ii) and (iii) of the Settlement Term Sheet.

●	To work in good faith to agree to supplemental disclosures relating to the MCC Merger and MDLY Merger consistent with the Delaware litigation, as contemplated by Section 2(b)(i) of the Settlement Term Sheet.

●	To waive and/or release any potential counterparty of MCC from any applicable standstill or other agreements to which MDLY is a party that would inhibit or restrict the potential counterparty’s participation in MCC’s exploration of strategic alternatives, as contemplated in Section 2(b)(ii) of the Settlement Term Sheet.

●	To agree to the definition of “Class” in Section 3(c), and the Releases contemplated by Section 3(d) of the Settlement Term Sheet.

●	To use reasonable efforts to obtain SEC exemptive relief to allow for the consummation of the MCC Merger and the MDLY Merger consistent with Section 5 of the Settlement Term Sheet.

For the avoidance of doubt, MDLY shall have no obligation to agree or consent to, as applicable, (i) any modifications, amendments, waivers, or revisions to the terms of the MDLY Merger Agreement or the MCC Merger Agreement except as set forth above with respect to the amendments contemplated by Section 2(a) of the Settlement Term Sheet, or (ii) any other actions with respect to the Settlement Term Sheet.

Medley Management Inc.

By:	/s/ Brook Taube
Name: Brook Taube
Title: Chief Executive Officer

Exhibit 99.1

Medley Capital Corporation and FrontFour Announce Execution of Settlement Term Sheet

David Lorber and Lowell Robinson to Join MCC Board of Directors and Independent Special Committee

NEW YORK — April 16, 2019 — Medley Capital Corporation (NYSE: MCC, “MCC”) (TASE: MCC) and FrontFour Capital Group LLC (“FrontFour”) today announced that they have entered into a binding term sheet (the “Settlement Term Sheet”) that will form the basis of a definitive stipulation of settlement in connection with the Delaware court decision delivered on March 11, 2019 (the “Delaware Decision”) relating to MCC’s proposed merger (the “MCC Merger”) with Sierra Income Corporation (“Sierra”) and Sierra’s proposed concurrent acquisition (the “MDLY Merger”) of Medley Management Inc. (NYSE: MDLY, “MDLY” or “Medley”).

The Settlement Term Sheet contemplates that the merger agreement for the MCC Merger would be amended to, among other matters, permit MCC to undertake a “go shop” process to solicit superior transactions to the MCC Merger, and to provide that if the MCC Merger is consummated, a settlement fund will be created, consisting of $17 million of cash and $30 million of Sierra common stock, the number of shares of which is to be calculated using the pro forma NAV reported in the future proxy supplement describing the amendments to the MCC merger agreement, for a total of $47 million of settlement consideration, which will be distributed to eligible members of a class of MCC stockholders. MCC and FrontFour have also undertaken to work together in good faith to agree to supplemental disclosures relating to the transactions consistent with the Delaware Decision.

In connection with the Settlement Term Sheet, MCC’s board of directors has appointed David A. Lorber and Lowell W. Robinson to MCC’s board of directors and independent special committee, with Mr. Lorber being appointed as the Chair of the special committee, effective immediately. These appointments fill the two vacancies on MCC’s board of directors created by the resignations of John E. Mack and Mark Lerdal. Pursuant to the Settlement Term Sheet, FrontFour will agree to customary standstill restrictions and to vote in favor of any agreed upon amendment to the MCC Merger (if put to a vote of MCC stockholders) and the directors nominated by MCC’s board of directors for election at the MCC 2019 annual stockholder meeting.

“We are pleased to welcome David and Lowell to our board of directors,” said Arthur Ainsberg, lead independent director of the MCC Board. “We look forward to working with them to deliver value to MCC stockholders.”

“We are pleased to have come to an understanding that is expected to provide MCC stockholders with considerably more value in connection with the proposed mergers, if consummated, and new, independent voices in the boardroom to help steer the ‘go shop’ process to solicit superior transactions. We look forward to working with our fellow board members,” said David Lorber of FrontFour.

The Settlement Term Sheet also contemplates amending the merger agreements for the MCC Merger and the MDLY Merger to extend the outside date to October 31, 2019. If the proposed amendments to the MCC and MDLY merger agreements have not been entered into by May 15, 2019, the Term Sheet may be terminated by MCC or FrontFour. The proposed amendments to the merger agreements will require the agreement of Sierra and there can be no assurance that such agreement will be obtained or that agreements on the amendments will be reached.

New Director Biographies:

David A. Lorber is a Co-Founder of FrontFour Capital Group LLC, an investment adviser, and has served as a Portfolio Manager since January 2007. He is also a Co-Founder of FrontFour Capital Corp., an investment adviser, and has been a Principal since January 2011. Previously, Mr. Lorber was a Senior Investment Analyst at Pirate Capital LLC, a hedge fund, from 2003 to 2006. He was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund, from 2001 to 2003 and an Associate at Cushman & Wakefield, Inc., a global real estate firm, from 2000 to 2001. Mr. Lorber has served as a director of Ferro Corporation, a leading producer of specialty materials and chemicals for manufacturers, since May 2013, where he is also Lead Director, Chairman of its Governance & Nomination Committee and a member of its Compensation Committee. From April 2006 until December 2014, Mr. Lorber served as a director of Aerojet Rocketdyne Holdings, Inc. (formerly GenCorp Inc.), a technology-based manufacturer of aerospace and defense products and systems with a real estate segment. He also previously served as a director of Huntingdon Capital Corp., a real estate company, from January 2010 to May 2013 and was a Trustee for IAT Air Cargo Facilities Income Fund, a real estate company, from January 2009 to December 2009. He also served as a director of Fisher Communications Inc., an integrated media company, from April 2009 to March 2012. Mr. Lorber earned his BS from Skidmore College.

Lowell W. Robinson is an experienced executive with over thirty years of senior global strategic, financial, M&A, operational, turnaround and governance experience. From 2007 through 2009, Mr. Lowell served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc., an online advertising network, after initially joining the company in 2006 as its Chief Financial Officer and Chief Administrative Officer. Prior to that, Mr. Robinson served as the President of LWR Advisors, LLC, a strategic and financial consulting services firm, from 2002 to 2006. Previously, from 2000 to 2002, he served as the Chief Financial Officer and Chief Administrative Officer at HotJobs.com Ltd., an online recruiting and job search engine that was sold to Yahoo! Inc. Mr. Robinson was the Chief Financial Officer and Chief Administrative Officer at PRT Group Inc., a software and IT services company that he helped take public, from 1997 through 1999. Mr. Robinson also previously held senior financial positions at Advo, Inc., a direct-mail and marketing services company (1994 to 1997), Citigroup Inc., a multinational diversified financial services corporation (1986 to 1993), Uncle Bens Inc., a leading marketer of rice and a subsidiary of Mars, Incorporated (1983 to 1986), and Kraft Foods Inc., at the time one of the world’s largest food companies (1983 to 1993). Currently, Mr. Robinson serves as a director of Aratana Therapeutics, Inc., a commercial-stage biopharma company focused on pet products, where he has served since May 2018. He previously served as a director of each of EVINE Live Inc. (f/k/a ShopHQ), a digital omnichannel home shopping network (March 2014 to June 2018), SITO Mobile, Ltd., a leading mobile engagement platform provider (April 2017 to June 2017), Higher One Holdings, Inc., a financial technology company focused on providing cost-saving solutions (June 2014 to August 2016), Support.com, Inc., a leading provider of cloud-based software and services (March 2016 to June 2016), The Jones Group, Inc., an American designer, marketer and wholesaler of branded clothing, shoes and accessories (2005 to April 2014), and International Wire Group, Inc., a manufacturer and marketer of wire products (2003 to 2009). Mr. Robinson’s prior board experience also includes serving as a director of each of Independent Wireless One Corp., Diversified Investment Advisors Inc. and Edison Schools Inc. Mr. Robinson earned his MBA from Harvard Business School and BA in Economics from the University of Wisconsin.

Additional details regarding the Settlement Term Sheet will be included in a Form 8-K to be filed by MCC with the Securities and Exchange Commission.

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ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company (“BDC”) that trades on the New York Stock Exchange (NYSE: MCC) and the Tel Aviv Stock Exchange (TASE:MCC). Medley Capital Corporation’s investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Medley Capital Corporation’s portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT FRONTFOUR CAPITAL GROUP LLC

FrontFour Capital is an investment adviser based in Greenwich, CT. FrontFour Capital focuses on value-oriented investments in North American companies.

No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the proposed transactions, Sierra has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form N-14 that includes a joint proxy statement of Sierra, MCC, and MDLY and, with respect to Sierra, constitutes a prospectus (collectively, the “Joint Proxy Statement/Prospectus”). The Joint Proxy Statement/Prospectus, as applicable, was first mailed or otherwise delivered to stockholders of Sierra, MCC, and MDLY on or about December 21, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SIERRA, MCC, AND MDLY, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders can obtain the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Sierra, MCC, and MDLY, free of charge, from the SEC’s web site at www.sec.gov and from Sierra’s website (www.sierraincomecorp.com), MCC’s website (www.medleycapitalcorp.com), or MDLY’s website (www.mdly.com). Investors and security holders may also obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Sierra, MCC, or MDLY by contacting Sam Anderson, Medley’s Investor Relations contact, at 212-759-0777.

Participants in the Solicitation

Sierra, MCC, and MDLY and their respective directors, executive officers, other members of their management, employees and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Sierra, MCC, and MDLY stockholders in connection with the proposed transactions is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Joint Proxy Statement/Prospectus and in other relevant materials that may be with the SEC. These documents may be obtained free of charge from the sources indicated above.

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Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements, including statements regarding the proposed transactions. Such forward-looking statements reflect current views with respect to future events and financial performance, and each of Sierra, MCC and MDLY may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “contemplate,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Because forward-looking statements, such as the date that the parties expect the proposed transactions to be completed and the expectation that the proposed transactions will provide sustainable and increased profits, greater likelihood of dividend growth, lower cost of capital and improved liquidity for Sierra, MCC, and MDLY stockholders and will be accretive to net investment income for both Sierra and MCC, include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in each of Sierra’s, MCC’s and MDLY’s filings with the SEC, and (i) the satisfaction or waiver of closing conditions relating to the proposed transactions described herein, including, but not limited to, the requisite approvals of the stockholders of each of Sierra, MCC, and MDLY, Sierra successfully taking all actions reasonably required with respect to certain outstanding indebtedness of MCC and MDLY to prevent any material adverse effect relating thereto, certain required approvals of the SEC and the Small Business Administration, the necessary consents of certain third-party advisory clients of MDLY, and any applicable waiting period (and any extension thereof) applicable to the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, (ii) the parties’ ability to successfully consummate the proposed transactions, and the timing thereof, and (iii) the possibility that competing offers or acquisition proposals related to the proposed transactions will be made and, if made, could be successful. Additional risks and uncertainties specific to Sierra, MCC and MDLY include, but are not limited to, (i) the costs and expenses that Sierra, MCC and MDLY have, and may incur, in connection with the proposed transactions (whether or not they are consummated), (ii) the impact that any litigation relating to the proposed transactions may have on any of Sierra, MCC and MDLY, (iii) that projections with respect to dividends may prove to be incorrect, (iv) Sierra’s ability to invest our portfolio of cash in a timely manner following the closing of the proposed transactions, (v) the market performance of the combined portfolio, (vi) the ability of portfolio companies to pay interest and principal in the future; (vii) the ability of MDLY to grow its fee earning assets under management; (viii) whether Sierra, as the surviving company, will trade with more volume and perform better than MCC and MDLY prior to the proposed transactions; and (ix) negative effects of entering into the proposed transactions on the trading volume and market price of the MCC’s or MDLY’s common stock. There can be no assurance of the level of any dividends to be paid, if any, following consummation of the merger. Investors are cautioned that, as a result of a number of factors (including those described above), there remains substantial uncertainty regarding the ability of MCC and Sierra to successfully consummate the MCC Merger.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in each of Sierra’s, MCC’s and MDLY’s filings with the SEC, including the Joint Proxy Statement/Prospectus relating to the proposed transactions, and in the “Risk Factors” sections of each of Sierra’s, MCC’s and MDLY’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward- looking statements in this communication represent Sierra’s, MCC’s and MDLY’s views as of the date of hereof. Sierra, MCC and MDLY anticipate that subsequent events and developments will cause their views to change. However, while they may elect to update these forward-looking statements at some point in the future, none of Sierra, MCC or MDLY have the current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Sierra’s, MCC’s or MDLY’s views as of any date subsequent to the date of this material.

Investor Relations Contact:

Sam Anderson

Head of Capital Markets & Risk Management

Medley Management Inc.

212-759-0777

Media Contacts:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

212-257-4170

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